Oppenheimer LifeSpan Balanced Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution   Amount From         Amount From
Reinvestment   Investment          Long or Short-Term  Reinvestment
(Ex)Date       Income         Capital Gains       Price
Class A Shares
 06/27/95      0.0608000      0.0000000           10.270
 12/28/95      0.1879261      0.2260100           11.020
 06/18/96      0.1500000      0.0341000           11.600
 09/27/96      0.0700000      0.0000000           11.900

Class B Shares
 12/28/95      0.0552015      0.2260100      11.130
 06/18/96      0.1220000      0.0341000      11.690
 09/27/96      0.0480000      0.0000000      11.990

Class C Shares
 06/18/96      0.1490000      0.0341000      11.590
 09/27/96      0.0480000      0.0000000      11.890



1. Average Annual Total Returns for the Periods Ended 10/31/96:

The formula for calculating average annual total return is as follows:

          1           ERV n
   --------------- = n (---) - 1 = average annual total return
   number of years     P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

 One Year            Inception

 $1,083.00 1         $1,196.16 .6667
 (---------) - 1 = 8.30%      (---------)   - 1 = 12.68%
   $1,000              $1,000









Oppenheimer LifeSpan Balanced Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 10/31/96
(Continued):

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

 One Year            Inception

 $1,088.11 1         $1,101.23 .9254
 (---------) - 1 =  8.81%     (---------)   - 1 =  9.33%
   $1,000              $1,000


Examples at NAV:

Class A Shares

 One Year            Inception

 $1,149.08 1         $1,269.15 .6667
 (---------) - 1 = 14.91%     (---------)   - 1 = 17.22%
   $1,000              $1,000



Class B Shares

 One Year            Inception

 $1,138.11 1         $1,141.23 .9254
 (---------) - 1 = 13.81%     (---------)   - 1 = 13.00%
   $1,000              $1,000




2.  Cumulative Total Returns for the Periods Ended 10/31/96:

   The formula for calculating cumulative total return is as follows:

    ERV - P
    ------- = Cumulative Total Return
       P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:


 One Year           Inception

 $1,083.00 - $1,000           $1,196.16 - $1,000
 ------------------  = 8.30%  ------------------  = 19.62%
       $1,000             $1,000

Oppenheimer LifeSpan Balanced Fund
Page 3


2.  Cumulative Total Returns for the Periods Ended 10/31/96
(Continued):


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

 One Year           Inception

 $1,088.11 - $1,000           $1,101.23 - $1,000
 ------------------  =  8.81% ------------------  = 10.12%
       $1,000             $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

 Inception

 $1,022.06 - $1,000
 ------------------  =  2.21%
       $1,000



Examples at NAV:

Class A Shares

 One Year           Inception

 $1,149.08 - $1,000           $1,269.15 - $1,000
 ------------------  = 14.91% ------------------  = 26.92%
       $1,000             $1,000


Class B Shares

 One Year           Inception

 $1,138.11 - $1,000           $1,141.23 - $1,000
 ------------------  = 13.81% ------------------  = 14.12%
       $1,000             $1,000


Class C Shares

 Inception

 $1,032.06 - $1,000
 ------------------  =  3.21%
       $1,000